Exhibit 99.1

ESS Announces Actions to Position the Company for the Future
Kelly Goodman appointed interim CEO and Board Engages Financial Advisors

Wilsonville, Ore.– February 13, 2025 - ESS Tech, Inc. (ESS) (NYSE:GWH), a leading manufacturer of iron flow long-duration energy storage (LDES) systems for utility- and commercial- scale applications, today announced changes with the intent to take the business in a new strategic direction:
•Eric Dresselhuys has resigned from the role of CEO and as a member of the Board of Directors of the Company.
•Kelly Goodman, current Vice President of Legal, has been appointed interim CEO.
•Ms. Goodman will be supported by an Office of the Interim CEO, created to lead this effort. The Office of the Interim CEO will include Ms. Goodman, Tony Rabb, current CFO, and Ben Heng, current EVP of Engineering.
•ESS is now actively bidding on projects for daily cycling applications in the 12 to 24 hour long duration storage market – with initial installations targeted to commence in 2027 – to serve emerging AI/data center driven load needs and to firm baseload renewable production.
•The Board has engaged advisors to evaluate potential commercial or financial transactions to enable this new strategic direction.
“On behalf of the Board, I thank Eric for his leadership at ESS, during which time ESS grew its market share for long duration storage, commercialized new product innovations, established an automated manufacturing line, and introduced new efficiencies into the Company’s operations,” said Harry Quarls, Chairman of the Board. “As we look to the next phase of ESS and the opportunities in the long duration storage market, we are confident that Kelly, Tony, and Ben will work to best position ESS to enter its next stage and maximize value for shareholders.”
“I am deeply honored to have served ESS the past several years, am proud of what we accomplished and the team we have built and remain confident that ESS can further extend its leadership in the LDES industry,” said Mr. Dresselhuys.
“ESS continues its work to accelerate manufacturing of energy storage technology made here in the United States, and we are excited about the new opportunities arising from AI and data center driven load growth,” said Kelly Goodman, interim CEO of ESS. “This vision continues to inspire and drive the important work we do every day, and I am pleased to lead the ongoing efforts to provide safe, sustainable, long-duration energy storage.”
About Kelly Goodman
Kelly Goodman has nearly 20 years of experience in the energy legal sector both in the U.S. and internationally, supporting matters related to project development, technology agreements, and project and corporate financing. Ms. Goodman received her Bachelor of Arts from the University of Santa Clara and her law degree from the University of Washington.
About ESS Tech, Inc.
At ESS (NYSE: GWH), our mission is to accelerate global decarbonization by providing safe, sustainable, long-duration energy storage that powers people, communities and businesses with clean, renewable energy anytime and anywhere it’s needed. As more renewable energy is added to the grid, long- duration energy storage is essential to providing the reliability and resiliency we need when the sun is not shining, and the wind is not blowing.

Our technology uses earth-abundant iron, salt and water to deliver environmentally safe solutions capable of providing up to 12 hours of flexible energy capacity for commercial and utility-scale energy storage applications. Established in 2011, ESS enables project developers, independent power producers, utilities and other large energy users to deploy reliable, sustainable long-duration energy storage solutions. For more information visit www.essinc.com.
This communication contains certain forward-looking statements, including statements regarding ESS and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “will” and “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Examples of forward-looking statements include, among others, statements regarding the Company’s leadership team, expectations regarding future activities, the exploration of strategic alternatives and the installation of energy storage systems for applications in the 12 to 24 hour long duration storage market, which are currently at the RFP stage. These forward-looking statements are based on ESS’ current expectations and beliefs concerning future developments and their potential effects on ESS. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. There can be no assurance that the future developments affecting ESS will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond ESS control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to, the risk that we are unable to secure any contracts for, or derive any revenue from, the installation of energy storage systems for applications in the 12 to 24 hour long duration storage market, as well as those risks and uncertainties set forth in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2024, filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2024, and its other filings filed with the SEC. Except as required by law, ESS is not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.
Contacts
Investors:
Erik Bylin
investors@essinc.com
Media:
Morgan Pitts
503.568.0755
morgan.pitts@essinc.com

Source: ESS Tech, Inc.